Exhibit 10.8

FIRST AMENDMENT TO THE

RESEARCH AGREEMENT

THIS FIRST AMENDMENT is effective as of the June 18, 2025 (“First Amendment”) by and between Regents of the University of Minnesota (the “University”) and GT Biopharma, Inc. (the “Sponsor”).

WHEREAS, the parties entered into a Research Agreement dated July 1, 2023 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1.	The Expiration Date of the Agreement is December 31, 2025.

2.	The Contract Price is now One Million Nine Hundred Forty Thousand Six Hundred Eighty Six dollars ($1,940,686.00)

3.	The following is added to Article 4.2:

Sponsor shall make a payment of One Hundred Eight Thousand dollars ($108,000) on September 30, 2025. Sponsor shall make a final payment of One Hundred Eight Thousand dollars ($108,000) on December 31, 2025.

4.	Effect on Other Provisions. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, authorized representatives of the parties have executed this First Amendment on the date first above written.

REGENTS OF THE UNIVERSITY	GT BIOPHARMA INC.
OF MINNESOTA

By:	By:
Title:	Title:
Date:	Date: